Exhibit 99.1
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of Surgis, Inc.
Nashville, Tennessee
We have audited the accompanying consolidated balance sheet of Surgis, Inc. and subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Surgis, Inc. and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Nashville, Tennessee
March 10, 2006

SURGIS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2005
(Dollars in thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents (Note 1)	$8,212
Patient receivables, net of allowance for doubtful accounts of $889 (Note 2)	7,410
Other receivables	2,197
Notes receivable (Note 4)	394
Inventories (Note 1)	2,337
Prepaids and other current assets	688
Deferred tax asset—net (Notes 1 and 10)	589

Total current assets	21,827

PROPERTY AND EQUIPMENT—Net (Notes 1 and 5)	17,257

INVESTMENTS IN AFFILIATES (Notes 1 and 3)	14,892

GOODWILL (Notes 1 and 6)	68,906

OTHER INTANGIBLE ASSETS—Net (Note 6)	6,439

OTHER ASSETS	1,622

TOTAL ASSETS	$130,943

(Continued)

SURGIS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2005
(Dollars in thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,573
Accrued compensation and benefits	2,130
Other accrued expenses	2,408
Bank credit facility (Note 7)	32,500
Current maturities of long-term debt (Note 7)	2,274
Current maturities of capital lease obligations (Note 7)	1,864

Total current liabilities	42,749

LONG-TERM LIABILITIES:
Deferred rent	816
Long-term debt—less current maturities (Note 7)	5,565
Capital lease obligations—less current maturities (Note 7)	5,173

Total liabilities	54,303

DEFERRED TAX LIABILITY—Net (Notes 1 and 10)	1,925

MINORITY INTERESTS	4,234

COMMITMENTS AND CONTINGENCIES (Note 13)

STOCKHOLDERS’ EQUITY:
Common stock, 2,000,000 shares of $.01 par value authorized; 749,068 shares issued and outstanding (Note 8)	7
Additional paid-in capital (Note 8)	74,245
Accumulated deficit	(3,771)

Total stockholders’ equity	70,481

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$130,943

See notes to consolidated financial statements.	(Concluded)

SURGIS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(Dollars in thousands)

REVENUES:
Net patient service revenues (Note 1)	$58,447
Management service revenues (Note 1)	15,021

73,468
Other revenue from managed entities	12,564

Total revenues	86,032

OPERATING EXPENSES:
Employee compensation and benefits (Note 12)	29,467
Supplies and medications	14,211
Rent and lease expense	3,220
Provision for doubtful accounts (Note 2)	561
Depreciation and amortization (Notes 1, 5, and 6)	5,826
General and administrative expenses	11,282
Equity in earnings of unconsolidated affiliates (Note 1)	(2,641)
Gain on sale of long-lived assets and partnership units	(154)

61,772

Other expenses from managed entities	12,564

Total operating expenses	74,336

OPERATING INCOME	11,696

LAWSUIT SETTLEMENT INCOME (Note 13)	2,004

INTEREST EXPENSE—Net of interest income of $106 (Note 7)	(2,976)

MINORITY INTERESTS IN INCOME OF CONSOLIDATED SUBSIDIARIES	(5,399)

INCOME BEFORE INCOME TAXES	5,325

INCOME TAX EXPENSE (Note 10)	(1,804)

NET INCOME	$3,521

See notes to consolidated financial statements.

SURGIS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2005
(Dollars in thousands)

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
BALANCE—December 31, 2004	735,618	$7	$72,585	$(7,292)	$65,300

Issuance of common stock	13,450	—	1,345	—	1,345

Issuance of warrant (Notes 6, 7, and 8)	—	—	315	—	315

Net income	—	—	—	3,521	3,521

BALANCE—December 31, 2005	749,068	$7	$74,245	$(3,771)	$70,481

See notes to consolidated financial statements.

SURGIS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2005
(Dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,521
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,826
Deferred income taxes	1,645
Provision for doubtful accounts	561
Distributions to minority interest owners	(5,467)
Equity in earnings of unconsolidated affiliates	(2,641)
Distributions from unconsolidated affiliates	2,390
Minority interests in income of consolidated subsidiaries	5,399
Gain on sale of long-lived assets and partnership units	(154)
Changes in operating assets and liabilities—net of effects of acquisitions:
Increase in receivables	(136)
Increase in other current assets	(312)
Increase in other assets	(34)
Decrease in current liabilities	(820)

Net cash provided by operating activities	9,778

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,757)
Increase in notes receivable	(514)
Proceeds from asset sales	700
Acquisition of interests in surgery centers	(2,140)

Net cash used in investing activities	(7,711)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt issuances	10,198
Cost of debt issuance	(388)
Payments on long-term debt and capital leases	(8,662)
Proceeds from issuance of common stock	1,345

Net cash provided by financing activities	2,493

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,560

CASH AND CASH EQUIVALENTS:
Beginning of year	3,652

End of year	$8,212

(Continued)

SURGIS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2005
(Dollars in thousands)

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$3,057

Cash paid for income taxes	$135

Assets acquired—net of cash	$5,414
Liabilities assumed in acquisitions	(3,274)

Cash paid for acquisition of interest in surgery centers	$2,140

See notes to consolidated financial statements.	(Concluded)

SURGIS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2005
(Dollars in thousands, except per share amounts)
1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business—Surgis, Inc. (the “Company”), a Delaware corporation, was formed on October 24, 2001. The Company was capitalized primarily through a series of investments made by its controlling shareholders, New Mountain Partners, L.P. and New Mountain Affiliated Investors, L.P. (collectively, “New Mountain”). New Mountain are affiliates of New Mountain Capital LLC (“NMC”), a private equity financial sponsor based in New York, and own approximately 93% of the common stock of the Company.

Through its wholly owned subsidiaries, the Company owns interests in limited partnerships and limited liability companies, which own and operate twenty-three ambulatory surgery centers (“centers”). The Company, through its subsidiaries, owns between 10% and 79% of each center. Of these centers, the Company consolidates the results of thirteen centers, as they were either majority-owned or otherwise controlled subsidiaries. For the remaining ten centers, the Company owns a minority equity interest and accounts for those centers using the equity method as the Company exercises a significant influence in those centers.

In addition, the Company provides the personnel, instruments, and supplies necessary to support the endoscopic services for a number of hospitals through its wholly owned subsidiary, American Endoscopy Services, Inc. (“AES”).

Basis of Accounting—The accompanying consolidated financial statements have been prepared using the accrual basis of accounting. The accrual basis of accounting recognizes revenues in the accounting period in which the revenues are earned regardless of when cash is received and recognizes expenses in the accounting period in which expenses are incurred regardless of when cash is expended.

Principles of Consolidation—The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, as well as its interests in limited partnerships and limited liability companies controlled by the Company through ownership of a majority voting interest or other rights granted to the Company by contract as the sole general partner to manage and control the ordinary course of the affiliate’s business. The limited partner or minority member responsibilities are to supervise the delivery of medical services with their rights being restricted to those that protect their financial interests. Under certain of the partnership and operating agreements governing these limited partnerships and limited liability companies, the Company could be removed as the sole general partner or managing member for certain events such as material breach, gross negligence, or bankruptcy. These protective rights do not preclude consolidation of the respective limited partnerships and limited liability companies. All significant intercompany balances and transactions for consolidated affiliates are eliminated in consolidation.

Cash and Cash Equivalents—The Company considers all highly liquid short-term investments with a maturity of three months or less when purchased to be cash equivalents. Included in cash and cash equivalents is $4,684 as of December 31, 2005, held by consolidated affiliates which are not wholly owned by the Company. The use of such cash and cash equivalents is restricted to the activities of these entities.

Inventories—Inventories consist of medical supplies and medications used in surgical procedures and are stated at the lower of cost or market value on a first-in, first-out basis.

Property and Equipment—Property and equipment are stated at cost or, if obtained in connection with a business acquisition, fair value at the date of acquisition. Depreciation is recognized using the straight-line method over the estimated useful lives of leasehold improvements (10 years), buildings and improvements (10 to 40 years), and furniture and equipment (3 to 8 years). Routine maintenance and repairs are charged to expenses as incurred, while expenditures that increase capacities or extend useful lives are capitalized.

Revenue—Patient service revenues are recorded at the time health care services are provided at estimated amounts due from patients and third-party payors. A fee is charged for use of our surgery centers where surgical procedures are performed. The fee varies depending on the procedure, but usually includes all charges for use of an operating room, a recovery room, special equipment, supplies, nursing staff, and medications. The fee does not include professional fees charged by the patient’s surgeon, anesthesiologist or other attending physician, which are billed independently by such physicians to the patient or third-party payor. The Medicare program and most other payors pay surgery centers in accordance with a fee schedule that is prospectively determined. Accordingly, there is no retroactive cost report settlement process. Revenues from surgery centers are recognized on the date of service, net of estimated contractual adjustments and discounts from third-party payors, including Medicare and Medicaid. Changes in estimated contractual adjustments and discounts are recorded in the period of change when, in general, payments are received for services provided and any disputes relating to payments have been resolved.

The Company has entered into agreements with each of its centers to provide management services. As compensation for these services, the Company charges management fees which are a fixed percentage of either cash collections or net revenue and may be subject to a fixed minimum or maximum amount. These percentages range from 3% to 7%. Amounts recognized under these agreements, after elimination of amounts from consolidated affiliates, totaled $2,627 for the year ended December 31, 2005, and are included in management service revenue in the accompanying consolidated statements of operations.

The following table sets forth by type of payor the percentage of our patient service revenues generated in 2005 for surgery centers in which the Company owned an interest as of December 31, 2005:

Payor

Private insurance, including managed care plans	68.3%
Medicare and Medicaid	20.5
Worker’s compensation insurance	9.8
Self-pay	1.4

Total	100.0%

Impairment of Investments in Affiliates—The Company reviews its investments in affiliates for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When facts and circumstances indicate that the carrying values of investments in affiliates may be impaired, an evaluation of recoverability is performed by comparing the carrying value of the assets to projected future discounted cash flows in addition to other quantitative and qualitative analyses. If such review indicates an asset’s carrying value may not be recoverable, an impairment loss is recognized for the excess of the carrying value over the fair value of an asset to be held and used or over the fair value, net of estimated costs of disposal, of an asset which is expected to be disposed.

Goodwill—The Company follows the guidance in Statement of Financial Accounting Standard (“SFAS”) No. 142, Goodwill and Other Intangible Assets, and tests goodwill for impairment using a fair value approach. The Company is required to test for impairment at least annually, absent some triggering event that would accelerate an impairment assessment. On an ongoing basis, absent any impairment indicators, goodwill impairment testing is performed as of September 30th of each year. Fair value is determined using widely accepted valuation techniques, including discounted cash flow and market multiple analyses. These types of analyses require the use of assumptions and estimates regarding future cash flows, industry economic factors, and the profitability of future business strategies.

The purchase price of acquisitions are allocated to the assets acquired and liabilities assumed based upon their respective fair values and subject to change during the twelve month period subsequent to the acquisition date. Fair value estimates are derived from established market values of comparable assets or internal calculations of estimated future net cash flows. The Company’s estimate of future cash flows is based on assumptions and projections believed to be currently reasonable and supportable. The Company’s assumptions take into account revenue and expense growth rates, patient volumes, changes in payor mix, and changes in legislation and other payor payment patterns.

The annual testing for goodwill impairment was performed as of September 30, 2005, and the Company determined that no goodwill impairment existed. If actual future results are not consistent with our assumptions and estimates, the Company may be required to record goodwill impairment charges in the future.

Equity in Earnings of Affiliates—Equity in earnings of affiliates consists of the Company’s share of the net profits or losses generated from its equity method investments. Since the unconsolidated affiliates are entities that do not generally pay income taxes on their earnings, such income is reported before taxes.

Income Taxes—The Company accounts for deferred income taxes in accordance with SFAS No. 109, Accounting For Income Taxes. SFAS No. 109 requires a company to recognize deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the Company’s financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

Stock-Based Compensation—The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Compensation expense is recorded on the date of grant only if the current fair value of the underlying stock exceeds the exercise price. No stock-based employee compensation cost is reflected in the net income for the year ended December 31, 2005. Disclosure in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, to reflect the pro forma earnings per share as if the fair value of all stock-based awards on the date of grant are recognized over the vesting period is presented below.

The fair value of options issued during 2005 was estimated at the date of grant using an option pricing model with the following weighted average assumptions: risk-free interest rate of 3.79%; no dividend yield; and expected life of the options of 7 years. The weighted average fair value of the options granted was $34.39 per share during 2005. The estimated fair value of these options was calculated using the minimum value method and may not be indicative of the future impact since this model does not take into consideration volatility. Had the Company used the minimum value method to determine compensation expense for the options granted, net income would have been reduced to the following pro forma amounts during the years ended December 31, 2005:

Net income—as reported	$3,539
Less total stock-based employee compensation expense determined under fair value based method for all awards—net of related tax effects	(954)

Pro forma net income	$2,585

Fair Value of Financial Instruments—Carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, receivables, accrued liabilities, and debt do not differ materially from their fair value because of their short-term maturities and/or nature or amounts of the instruments.

Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts associated with these assets and liabilities could differ from those estimates.

Recently Issued Accounting Standards—In December 2004, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 123R, Share-Based Payments (“SFAS No. 123R”), a revision of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in their consolidated financial statements. The provisions of SFAS No. 123R are effective for the first annual reporting period that begins after December 15, 2005. We have adopted this standard effective January 1, 2006, under the prospective transition method. Under the prospective transition method, awards that are granted, modified, repurchased, or cancelled after the date of adoption should be measured and accounted for in accordance with SFAS No. 123R. Stock-based awards that are granted prior to the effective date should continue to be accounted for in accordance with SFAS No. 123. The impact of the adoption of SFAS No. 123R will depend on, among other things, levels of share-based payments granted as well as assumptions regarding a number of complex variables. These variables include, but are not limited to, volatility and employee stock option exercise behaviors and the related tax impact.
In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Asset— an amendment of APB Opinion No. 29 (“SFAS 153”). SFAS 153 eliminates the exception to account for nonmonetary exchanges of similar productive assets at carrying value and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance; otherwise, the exchange principal of fair value applies. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We have adopted this standard effective January 1, 2006, and do not expect our adoption to have a material impact on our results of operations or financial condition.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections—a Replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS 154”). This statement requires that a voluntary change in accounting principle be applied retroactively with all prior period financial statements presented on the basis of the new accounting principle, unless it is impracticable to do so. SFAS 154 also requires that a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for prospectively as a change in estimate, and correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and a correction of errors made in fiscal years beginning after December 15, 2005. We have adopted this standard effective January 1, 2006, and do not expect our adoption to have a material impact on our results of operations or financial condition.
2.	ACCOUNTS RECEIVABLE

Patient Receivables—Patient receivables consist of receivables, net of estimated contractual adjustments, from Federal and state agencies (such as the Medicare and Medicaid programs), managed care health plans, commercial and workers compensation insurance companies, employers, and patients. The Company recognizes that revenues and receivables from government agencies are significant to its operations, but it does not believe that there are credit risks associated with these government agencies. Concentration of credit risk with respect to other payors is limited because of the large number of such payors. Accounts receivable are recorded net of allowances for doubtful accounts to reflect accounts receivable at net realizable value.

Allowance for Doubtful Accounts—The provision for doubtful accounts is recorded net of recoveries. Changes in the allowance for doubtful accounts and the amounts charged to expense for the year ended December 31, 2005 were as follows:

Allowance	Allowances	Provision
at	for	for		Allowance
Beginning	Receivables	Doubtful		at End of
of Year	Acquired	Accounts	Write-offs	Year
$1,329	$60	$561	$(1,061)	$889
3.	ACQUISITIONS AND EQUITY INVESTMENTS

On December 1, 2005, the Company purchased an 88% ownership interest in Pearland Ambulatory Surgery Center, LP (“Pearland”) based in Pearland, Texas, for $880. This center is scheduled to open in the first quarter of 2007. On December 1, 2005, the Company purchased a 30% ownership interest in

Manitowoc Surgery Center, LLC (“Manitowoc”) based in Manitowoc, Wisconsin, for $95. This center is under construction and scheduled to open in the fourth quarter of 2006.

On August 11, 2005, the Company purchased a 40% ownership interest in ASC Holdings, LLP (“ASC Holdings”) based in Houston, Texas, for $15 and a commitment to contribute up to an additional $548 of capital to that entity. ASC Holdings is a joint venture between the Company and an affiliate of St. Luke’s Episcopal Health System formed to develop a center in Houston, Texas. This center is scheduled to open in the second quarter of 2006.

On February 5, 2005, the Company purchased a 75% ownership interest in Willowbrook Ambulatory Surgery Center, LP (“Willowbrook”) based in Houston, Texas, for $750. This center is scheduled to open in the fourth quarter of 2006. On February 2, 2005, the Company purchased a 70% ownership interest in Templeton Surgery Center, LLC (“Templeton”) based in Templeton, California, for $350 and a demand promissory note for $350. This center is under construction and scheduled to open in the third quarter of 2006.

Surgery Center of Scottsdale, LLC—On September 1, 2005, the Surgery Center of Scottsdale, LLC (“Scottsdale”) purchased 2.8% of its membership interest from an existing member. This resulted in the Company’s ownership of Scottsdale increasing from 49.5% to 50.9%, which required the operating results and other financial statements of Scottsdale to be consolidated with those of the Company from that date. Until September 2005, the operating results of Scottsdale were accounted for under the equity method of accounting.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition for 2005 acquisitions accounted for under the purchase method of accounting. Their operations have been consolidated from the dates of acquisition.

	Scottsdale	Templeton	Willowbrook	Pearland
Current assets	$1,584	$500	$1,000	$1,000
Property and equipment—net	1,061	—	—	—
Investment in affiliates	(5,972)	—	—	—
Intangible assets	700	—	—	—
Goodwill	4,990	—	—	—

Total assets acquired	2,363	500	1,000	1,000

Current liabilities	1,053	—	—	—
Other liabilities	651	150	250	120
Long-term debt and capital lease obligations	1,050	—	—	—

Total liabilities assumed	2,754	150	250	120

Net assets acquired	$(391)	$350	$750	$880

During 2005, the Company paid $2,757, in additional consideration for prior year acquisitions. Such payments are reflected as goodwill and investments in affiliates in the accompanying consolidated balance sheets.

Equity Investments—The Company invests in a significant number of entities in which the Company has significant influence but does not have control. The Company uses the equity method to account for these investments. These investments are in partnerships or limited liability companies which require any associated taxable income or losses to be recorded by its partners’ or members’ income tax returns. Summarized financial information for the Company’s owned and operated equity method investments on a combined basis was as follows as of December 31, 2005 (amounts reflect 100% of the investees’ results on an aggregated basis and are unaudited):

Unconsolidated facilities at year-end	10

Income statement information:
Revenues—net	$36,400
Operating income	11,710
Net income before taxes	5,684

Balance sheet information:
Current assets	7,004
Noncurrent assets	29,828
Current liabilities	6,226
4.	NOTES RECEIVABLE

On November 22, 2005, the Company received a promissory note from The Doctors Surgery Center of Kingman, LLC (“Kingman”) in the amount of $180 for the balance of the consideration paid for the Company’s membership interest in Kingman. The note was fully paid in the first quarter of 2006.

On September 30, 2005, the Company loaned $175 to the Surgery Center of Canfield (“Canfield”) for various operating expenses. The note bears interest at 7%. Interest accrued through January 1, 2006, at which time the scheduled 60 monthly principal and interest payments commenced.
5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, including $450 of non-cash purchases in 2005, consist of the following at December 31, 2005:

Land	$512
Leasehold improvements	3,447
Buildings and improvements	3,578
Furniture and equipment	24,340

31,877

Less accumulated depreciation	(14,620)

Property and equipment—net	$17,257

Equipment under capital leases is included in property and equipment with the corresponding obligations reflected as indebtedness. The amount capitalized as property and equipment is the present value at the beginning of the lease term of the aggregate future minimum lease payments.

6.	GOODWILL AND OTHER INTANGIBLE ASSETS, NET

For the year ended December 31, 2005, the changes in the carrying amount of goodwill are as follows:

Balance—beginning of year	$64,069
Goodwill acquired during the year	220
Consolidation of Scottsdale (Note 3)	4,990
Finalization of purchase price allocations	(373)

Balance—end of year	$68,906

Other Intangible Assets—Other intangible assets consist of management contracts, a credit support agreement, acquired customer contracts, and tradenames at December 31, 2005:

	Gross
	Carrying	Accumulated
	Amount	Amortization	Total
Definite useful lives:
Management contracts	$3,300	$(490)	$2,810
Credit support agreement (Notes 7 and 8)	286	—	286
Customer contracts	2,135	(859)	1,276

Total	$5,721	$(1,349)	4,372

Indefinite useful lives:
Tradenames			1,467
Management contracts			600

Total other intangible assets			$6,439

Amortization expense related to intangible assets with definite useful lives was $1,130 for the year ended December 31, 2005. The amortization period for intangible assets with definite useful lives is 20 years for management contracts, 18 months for the credit support agreement, and 10 years for customer contracts. The estimated amortization expense related to intangible assets with definite useful lives is $565 in 2006 and $485 in 2007, and $382 for each of the years in the three-year period ending December 31, 2010.
7.	BANK CREDIT FACILITY AND OTHER INDEBTEDNESS

Bank Credit Facility—Effective July 25, 2002, the Company entered into a revolving credit agreement with a bank providing a borrowing commitment of $50,000 (“committed amount”) with an original due date of July 2003. This agreement has been subject to a succession of amendments and was last amended in December of 2005 to extend the maturity date for borrowings under this agreement to December 31, 2006. The revolving credit agreement bears interest at a per annum rate equal to the Interbank Offered Rate plus one hundred and seventy-five basis points (1.75%) or the higher of (i) the Federal Funds Rate plus seventy-five basis points (0.75%) or (ii) the prime rate (7.25% at December 31, 2005). Any borrowings under this agreement are guaranteed by New Mountain, the controlling shareholders of the Company. In exchange for New Mountain’s extension of its credit support and amending its advisory agreement (Note 11), the Company in December 2005 amended the warrant issued to New Mountain (Note 8.). At December 31, 2005, the Company had $32,500 outstanding under this revolving credit agreement. The Company pays an undrawn commitment fee to the bank equal to seventy-five basis points (0.75%), per annum on the average daily unused amount of the committed facility for each day during the applicable period. For the year ended December 31, 2005, the Company paid commitment fees of $119.

Effective May 26, 2004, the Company agreed to amend its bank credit facility to allow issuance of up to $5,000 of stand-by letters of credit (“LC”). The Company will pay a commitment fee equal to seventy-five basis points (0.75%) on any issued LC’s. Any LC’s issued and outstanding represent a reduction of available amounts under the Company’s $50,000 bank credit facility. As of December 31, 2005, there was $2,300 issued under two LC’s.

Long-Term Debt—At December 31, 2005, the Company had the following other long-term debt outstanding:

Notes payable to banks	$7,839
Less current portion	(2,274)

Long-term debt—less current portion	$5,565

Nine of the Company’s subsidiaries each have long-term notes payable with a bank. The notes bear interest at floating interest rates ranging from 4.5% to 8.9% at December 31, 2005, and are due in various installments through 2010. Certain notes at three of the Company’s subsidiaries are collateralized by the assets of these subsidiaries.

Scheduled maturities of the bank credit facility and long-term debt at December 31, 2005, are as follows:

2006	$34,774
2007	1,559
2008	1,156
2009	1,024
2010	408
Thereafter	1,419

$40,340

Leases—The Company’s subsidiaries have entered into various building and equipment operating leases and equipment capital leases, expiring at various dates through 2016. Most of the real estate leases provide options to extend the lease period for up to ten additional years and include provisions relating to rent increases.

Future minimum lease payments at December 31, 2005, are as follows:

Years Ending	Capital	Operating
December 31	Leases	Leases
2006	$2,574	$2,951
2007	2,029	2,663
2008	1,444	2,652
2009	822	2,477
2010	803	2,339
Thereafter	3,076	8,306

Total minimum lease payments	10,748	$21,388

Less amount representing interest	(3,711)

Capital lease obligations	7,037

Less current maturities	(1,864)

Long-term capital lease obligations	$5,173

8.	STOCKHOLDERS’ EQUITY

A warrant issued in June 2002 provided New Mountain the option to acquire 300,000 shares for $30,000. In the second quarter of 2004, the Company obtained an extension of credit support from New Mountain in exchange for canceling the 2002 warrant and issuing new warrants to purchase up to 355,000 shares of common stock for a total of $35,500. The original expiration date of these warrants was December 31, 2005. In the fourth quarter of 2005, the Company extended the expiration dates of the warrants to July 1, 2007 (Note 7). The value of the extension of the credit support agreement of $286 was recorded as additional paid-in capital.

9.	STOCK OPTION PLANS

In October 2002, the Company issued stock options, none of which have been exercised, to members of the Company’s Board of Directors to acquire a total of 1,500 shares of the Company’s common stock. The exercise price of these options is $100 per share; they are fully vested; and they expire October 2012.

In connection with the acquisition of Surginet Inc. (a wholly owned subsidiary, “Surginet”), the Company issued stock options, none of which have been exercised, to acquire a total of 1,927 shares of the Company’s common stock. The exercise price of these options is $100 per share; they are fully vested; and they expire July 2011.

In November 2002, the Company adopted the Surgis, Inc. 2002 Executive Stock Option Plan (the “2002 Plan”). A total of 162,770 shares of common stock were reserved for issuance under the 2002 Plan. The exercise price of these options is $100 per share. Options issued under the 2002 Plan expire November 2012 and are classified as initial capital contribution options (“ICCO”) and additional capital contribution options (“ACCO”). The ICCOs relate to 104,958 shares and are fully vested. The ACCOs relate to 45,412 shares which are exercisable in November 2010 unless prior to that date New Mountain or their affiliates make additional capital contributions to the Company, at which time some or all of the ACCOs become exercisable based on a formula provided in the ACCO options agreements.

In April 2003, the Company adopted the Surgis, Inc. 2003 Employee Stock Option Plan (the “2003 Plan”). A total of 250,000 shares of common stock were reserved for issuance under the 2003 Plan. These options generally vest over a four-year period and expire ten years from the date of grant.

Stock option activity for the year ended December 31, 2005, is summarized as follows:

				Total
	Other	2002	2003	Number of
	Options	Plan	Plan	Shares
Balance—December 31, 2004	3,427	151,370	66,400	221,197
Canceled at $100 per share	—	(1,000)	(10,450)	(11,450)
Exercised at $100 per share	—	—	(13,450)	(13,450)
Granted at $150 per share	—	—	25,000	25,000
Canceled at $150 per share	—	—	(10,500)	(10,500)

Balance—December 31, 2005	3,427	150,370	57,000	210,797

The following table summarizes information concerning currently outstanding and exercisable options at December 31, 2005

Options Outstanding
Weighted Average		Weighted Average	Options Exercisable
Exercise		Remaining		Exercise
Price	Outstanding	Contractual Life	Exercisable	Price
$103	210,797	7.1	131,173	$100
The effect on net income and earnings per share if the Company applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation is disclosed in Note 1.
10.	INCOME TAXES

Income tax expense for the year ended December 31, 2005, consists of the following:

Current:
Federal	$77
State	83

160

Deferred:
Federal	1,356
State	288

1,644

Total income tax expense	$1,804

The following table reconciles the differences between the statutory federal income tax rate and the effective tax rate for the year ended December 31, 2005:

	Amount	%
Expense for income taxes at statutory federal rate	$1,811	34.0%
State income taxes—net of federal income taxes	245	4.6
AMT tax liability Other	17	0.3

Subtotal	2,073	38.9

Valuation allowance	(269)	(5.0)

Expense for income taxes and effective tax rate	$1,804	33.9%

Deferred income taxes are based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities under the provisions of the enacted tax laws. Deferred income taxes at December 31, 2005, consists of:

	Assets	Liabilities
Net operating losses	$3,091	$—
Capital loss	236	—
Property and equipment—net	—	94
Intangibles	—	4,382
Accrued expenses	653	—
Investments in affiliates	—	183
AMT credit	77	—
Other	—	62

Subtotal	4,057	4,721

Valuation allowance	(672)	—

Total deferred income taxes	$3,385	$4,721

The Company has provided a valuation allowance on its gross deferred tax asset primarily related to net operating losses and capital losses to the extent that management does not believe that it is more likely than not that all of such assets will be realized. At December 31, 2005, the Company has federal and state net operating loss carryforwards of approximately $7,902 and $6,284, respectively, which expire between 2011 to 2025.
11.	RELATED PARTIES

On November 4, 2002, the Company entered into an advisory agreement with NMC to receive advice and assistance with the Company’s acquisition and investment opportunities. Pursuant to this agreement, the Company pays NMC an annual advisory fee of $500. The Company will also pay NMC a transaction fee of 2% of the transaction value for any significant transaction involving at least $25,000 of consideration completed by the Company where NMC provides advisory services requested by the Company. On November 16, 2005, the advisory agreement was amended to provide that NMC would not receive an advisory fee in connection with the Company’s bank credit facility or any replacement of that facility. The Company paid an advisory fee of $500 in 2005. No transaction fees had been paid through December 31, 2005.
12.	EMPLOYEE BENEFIT PROGRAMS

Effective January 1, 2003, the Company adopted the Surgis 401(k) Plan and Trust (the “Plan”). The Plan is a defined contribution plan covering substantially all employees of the Company and provides for voluntary contributions by these employees, subject to certain limits. Employer contributions vest 25% each year of service until fully vested. The Company’s cost of matching employee contributions totaled $523 in 2005.

13.	COMMITMENTS AND CONTINGENCIES

The Company and its subsidiaries are insured with respect to medical malpractice risks on a claims-made basis through a policy which is in force through March 22, 2006. The Company also maintains insurance for general liability, director and officer liability, employment practices, fiduciary, worker’s compensation, crime, and property. All of these policies are subject to deductibles. In addition to the insurance coverage provided, the Company indemnifies certain officers and directors for actions taken on behalf of the Company and its subsidiaries. Management is not aware of any uninsured claims against the Company or its affiliates which would have a material impact on the Company’s financial position or results of operations.

On November 3, 2004, the Company asserted an indemnification claim (the “Claim”) against the former owners of Surginet for breach of representations made in the Agreement and Plan of Merger among the Company, the owners of Surginet, and Surginet. The amount of the claim was $643,000. On December 1, 2005, the Company entered into settlement agreements with six former owners of Surginet. In exchange for the release to the Company of 1,136 shares of the Company’s common stock from an indemnity escrow account, these former owners of Surginet were released from the Claim. The shares have not been released to the Company, and the Claim has not been resolved with respect to the other former owners of Surginet.

As part of the acquisition of SCOA II, additional consideration was contingently due depending on the future performance of six acquired centers. In 2002, a payment was determined to be due for one center and was recorded in 2002; also in 2002, the Company determined that no payment was due on one center; in 2003, a payment was determined to be due for two centers and was recorded in 2003; in 2004, a payment was determined to be due for one center and was recorded in 2004; and in 2005, the Company determined that no contingent payment was due on the final center. The aggregate amount of contingent consideration due totaled $2,580.

The Company was a defendant in a lawsuit brought by the principal owner and other former owners of SCOA II (the “SCOA II Sellers”). The SCOA II Sellers alleged that the Company breached the Membership Interest Purchase Agreement pursuant to which the Company acquired SCOA II (the “Acquisition Agreement”). In addition, the principal owner claimed that the Company wrongfully terminated his employment. The Company asserted counterclaims against the principal owner for his breach of his employment agreement with the Company and conversion and against the SCOA II Sellers for their breach of the Acquisition Agreement. On March 22, 2005, the parties reached a settlement whereby the Company agreed to pay the SCOA II Sellers $1,675 to resolve all claims, including the contingent consideration. The SCOA II Sellers agreed that all funds held in an escrow account of approximately $533 would be paid to the Company. After expenses, the Company recognized $476 of lawsuit settlement income in 2005 from this settlement.
In early June 2003, a subsidiary of the Company, Beaumont Surgical Affiliates, (“BSA”), began making repairs to the facility occupied by BSA. This facility, which is leased from Baptist Health Care System (“Baptist”), had problems with the cooling system and water infiltration. The repairs, when completed, were to be examined and approved by the Texas Department of Health (“TDH”). Subsequent to commencing repairs, BSA discovered that temporary cessation of surgical procedures and closure of the facility were necessary to comply with TDH standards and to expedite repair of the facility. The Company, through BSA, filed a claim against Baptist alleging that Baptist breached its obligations set forth in the lease and sought to recover losses and costs incurred as a result of closure of the facility. On July 8, 2005, BSA and Baptist reached a settlement whereby Baptist paid BSA $2,000 in 2005 and agreed to reduce rent owed by BSA to Baptist by $10 per month from September 1, 2005 through February 1, 2007. After expenses, the Company recognized $1,528 of lawsuit settlement income in 2005 from this settlement.

The Company’s wholly owned subsidiaries have guarantees in place with certain debt instruments, capital, and operating leases on their minority-owned centers. These guarantees represent potential liabilities of the Company’s wholly owned subsidiaries. The guarantees are linked to the Company’s ownership percentage in each minority-owned center, and, at December 31, 2005, are approximately $4,333, which will expire on various dates through 2011.
14.	SUBSEQUENT EVENTS

On January 17, 2006, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with United Surgical Partners International, Inc. (“USPI”). Subject to the terms and conditions of the Merger Agreement, the Company will become a wholly owned subsidiary of USPI. Pursuant to the Merger Agreement, USPI will acquire all of the outstanding equity interests in the Company and the holders of the Company’s common stock, options, and warrants will be entitled to receive their pro rata share of the purchase price. The purchase price to be paid by USPI places an enterprise value of $200 million on Company, subject to adjustments set forth in the Merger Agreement.
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